SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  February 13, 1997



                 CINCINNATI MICROWAVE, INC.
(Exact name of registrant as specified in its charter)





           Ohio                  0-13136 	       31-0903863
(State or other jurisdiction			(Commission			(I.R.S. Employer
         of incorporation)		 	File Number)			Identification No.)



One Microwave Plaza, Cincinnati, Ohio               45249-9502
(Address of principal executive office)            	(Zip Code)



Registrant's telephone number, including area code	      (513) 489-5400   __



(Former name, former address and former fiscal year, if changed since last report)

Form 8-K								Cincinnati Microwave, Inc.



Item 5.   Other Events

CINCINNATI, February 13, 1997 Cincinnati Microwave, Inc. (Nasdaq: CNMW) announced today that the Asset Purchase Agreement dated December 3, 1996 between BEL-Tronics U.S.A., Inc. and the Company has been terminated.
The Company had previously announced that the transaction was subject to numerous conditions precedent including BEL-Tronics obtaining additional equity or debt financing on terms satisfactory to the parties and Cincinnati Microwave obtaining additional working capital to continue operations through the consummation of the transaction.
Since certain conditions precedent to the consummation of the transaction have not been fulfilled, and are incapable of fulfillment, the agreement has been terminated.

The Company also said that it intends to file for protection under Chapter 11 of of the U.S. Bankruptcy Code within the next several days.

The Company also announced that Joseph M. O'Donnell has resigned from the board of directors stating that he did not have the time available to meet his many commitments. Kurt H.Stump, Cincinnati Microwave's vice president and chief financial officer, has been appointed a director, effective yesterday.


Form 8-K				Cincinnati Microwave, Inc.



Item 7.   Financial Statements and Exhibits

(c) Exhibits.

	99(i) - Press release of Cincinnati Microwave, Inc. dated February 13, 1997.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 13, 1997

CINCINNATI MICROWAVE, INC.



By
Elaine M. Bacon
Assistant Corporate Secretary